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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 21, 2000
                           ---------------------------

                                 Citigroup Inc.
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             (Exact name of registrant as specified in its charter)

             Delaware               1-9924             52-1568099
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          (State or other         (Commission         (IRS Employer
          jurisdiction of        File Number)      Identification No.)
          incorporation)



                 153 East 53rd Street, New York, New York 10043
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               (Address of principal executive offices) (Zip Code)


                                 (212) 559-1000
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              (Registrant's telephone number, including area code)




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                                 Citigroup Inc.
                           Current Report on Form 8-K

Item 5.  Other Events.

On July 21, 2000 Citigroup Inc. announced that the Board of Directors of Citigroup has elected Robert I. Lipp to the Board of Directors and appointed him Vice Chairman and a Member of the Office of the Chairman. In his new role in the Office of the Chairman, Mr. Lipp will add overall responsibility for cross-selling, developing operating systems for Citigroup's global businesses and the company's efforts in technology.

Mr. Lipp will retain his current positions as Chairman and Chief Executive Officer of the Global Consumer Group and a member of the company's Management Committee.

Sanford I. Weill, Chairman and Chief Executive Officer, said, "Given Bob's accomplishments over his 14 years at Citigroup and especially the very strong performance of the global consumer business over the past two years, his appointment to the Board of Directors is well-deserved, and I am delighted that he will be joining Bob Rubin and me in the Office of the Chairman. To reach the next stage of our growth, we need to build on our success in cross-selling, create state-of-the-art operating systems for our diverse global businesses and increase our use of technology to better serve customers and enhance efficiency. As one of the best operating managers in business, a true "czar" of cross selling within our organization and an experienced expert in systems and technology, Bob is a tremendous asset to our company."

Mr. Lipp, 62, joined Commercial Credit Company, one of Citigroup's predecessor companies, in 1986 to direct its Consumer Finance segment. He became Chairman and Chief Executive of the company's insurance services segment following the acquisition of The Travelers Corporation on December 31, 1993. Following that acquisition, he dramatically changed the culture of the company, spun off the medical insurance business, acquired the Aetna property-casualty business, formed a new property-casualty subsidiary and increased operating earnings for Travelers' insurance operations from $150 million in 1993, to $1.16 billion in 1996. In 1997, Business Week recognized Mr. Lipp's accomplishments, naming him among the "Top 25 Managers" of 1996.

In 1999, the Travelers Insurance businesses recorded nearly $2 billion in operating income.

Mr. Lipp has held his current positions since the formation of Citigroup in 1998, designing and spearheading the integration of the consumer businesses of Citicorp and Travelers. In its first full year as a combined organization, the Consumer segment reported a 38% increase in core earnings, from $3.2 billion in 1998 to $4.4 billion in 1999. Recently, Mr. Lipp also assumed corporate-wide responsibility for Technology Services, cross-selling and "middle-office" activities,

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with the goal of developing the company's operational resources and efficiencies and integrating, coordinating and promoting cross-marketing worldwide.

Prior to joining Citigroup, Mr. Lipp spent 23 years with Chemical New York Corporation. From 1983 to 1986, he was President and Director of Chemical New York Corporation and Chemical Bank, where he was responsible for the Personal Banking Services Group.

A graduate of Williams College, Mr. Lipp holds an M.B.A. from Harvard University Graduate School of Business Administration and a law degree from New York University. He is President of the New York City Ballet; a Trustee of Williams College; Chairman of Dance-on, Inc., a private foundation; and a Director of Massachusetts Museum of Contemporary Art in North Adams, MA.





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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 24, 2000               CITIGROUP INC.


                                    By:   /s/ Stephanie B. Mudick
                                       ---------------------------
                                    Name:  Stephanie B. Mudick
                                    Title: Assistant Secretary